EXHIBIT 99.2
ULTRASEEK, INC. FINANCIAL STATEMENTS

INDEX TO ULTRASEEK, INC. FINANCIAL STATEMENTS

Report of Independent Accountants	F-2

Financial Statements of Ultraseek
Income Statements for the Years Ended October 2, 1999 and October 3, 1998 and
for the Six-Months Ended April 1, 2000 (Unaudited) and April 3, 1999
(Unaudited)	F-3
Balance Sheets as of October 2, 1999, October 3, 1998 , April 1, 2000 (Unaudited)	F-4
and April 3, 1999 (Unaudited)
Statement of Changes in Equity	F-5
Statements of Cash Flows for the Years Ended October 2, 1999 and October 3,
1998 and for the Six-Months Ended April 1, 2000 (Unaudited) and April 3,
1999 (Unaudited)	F-6
Notes to Financial Statements	F-7

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Infoseek Corporation

In our opinion, the accompanying balance sheets and the related statements of income, changes in equity and cash flows, present fairly, in all material respects, the financial position of Ultraseek, as defined in Note 1, at October 2, 1999 and October 3, 1998, and the results of its operations and its cash flows for each of the two years in the period ended October 2, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of Infoseek Corporation’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and d isclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

San Jose, California
June 7, 2000

ULTRASEEK
(A division of Infoseek Corporation)

STATEMENTS OF INCOME

	Year Ended		Six-Months Ended

	October 2, 1999	October 3, 1998	April 1, 2000	April 3, 1999

			(Unaudited)
Revenues	$12,282,891	$6,466,870	$7,897,501	$5,397,554
Costs and expenses
Royalties	214,396	160,039	135,663	89,074
Sales and marketing	4,566,217	1,899,247	3,196,827	1,974,864
Research and development	1,226,044	763,889	1,164,407	509,595
General and administrative	1,511,536	805,925	1,837,189	715,864
Depreciation	62,816	20,082	41,420	28,105
Amortization of intangibles	—	—	28,160,000	—
Charge for in-process research and
development	—	—	1,800,000	—

Total costs and expenses	7,581,009	3,649,182	36,335,506	3,317,502

Operating income (loss)	4,701,882	2,817,688	(28,438,005)	2,080,052
Income taxes	1,915,829	1,148,096	198,152	847,538

Net income (loss)	$2,786,053	$1,669,592	$(28,636,157)	$1,232,514

See Accompanying Notes to Financial Statements

ULTRASEEK
(A division of Infoseek Corporation)

BALANCE SHEETS

	October 2, 1999	October 3, 1998	April 1, 2000

			(Unaudited)
ASSETS
Current Assets
Receivables, net of allowance for
doubtful accounts of $44,672 on
October 2, 1999 and $0 on October 3, 1998	$3,941,417	$1,541,701	$4,867,259
Prepaid expenses	302,315	3,333	516,701

Total current assets	4,243,732	1,545,034	5,383,960

Property and equipment	257,993	127,320	310,489
Less accumulated depreciation	(90,583)	(27,767)	(132,003)

	167,410	99,553	178,486

Intangibles, net	—	—	174,880,000
Prepaid royalties	192,900	—	48,776

Total assets	$4,604,042	$1,644,587	$180,491,222

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$47,454	$3,813	$34,352
Accrued compensation	473,628	164,435	393,095
Accrued expenses	383,712	84,927	376,636
Deferred revenues	1,795,651	734,942	2,504,773
Other liabilities	150,800	8,940	149,255

Total current liabilities	2,851,245	997,057	3,458,111

Equity	1,752,797	647,530	177,033,111

Total liabilities and equity	$4,604,042	$1,644,587	$180,491,222

See Accompanying Notes to Financial Statements

ULTRASEEK
(A division of Infoseek Corporation)

STATEMENT OF CHANGES IN EQUITY

Total

Balance, beginning of period	$62,410
Net income	1,669,592
Net distribution to Infoseek	(1,084,472)

Balance, October 3, 1998	$647,530

Net income	2,786,053
Net distribution to Infoseek	(1,680,786)

Balance, October 2, 1999	$1,752,797

Net loss (Unaudited)	(28,636,157)
Net distribution to Infoseek (Unaudited)	(923,529)
Pushdown of purchase accounting adjustments related to The Walt Disney
Company’s acquisition of Infoseek Corporation (Unaudited)
204,840,000

Balance, April 1, 2000 (Unaudited)	$177,033,111

See Accompanying Notes to Financial Statements

ULTRASEEK
(A division of Infoseek Corporation)

STATEMENTS OF CASH FLOWS

	Year Ended		Six-Months Ended

	October 2, 1999	October 3, 1998	April 1, 2000	April 3, 1999

			(Unaudited)

NET INCOME (LOSS)	$2,786,053	$1,669,592	$(28,636,157)	$1,232,514

ITEMS NOT REQUIRING CASH OUTLAYS
Depreciation of property and equipment	62,816	20,082	41,420	28,105
Amortization of intangibles	—	—	28,160,000	—
Allowance for bad debts	44,672	—	—	—
Charge for in-process research and
development	—	—	1,800,000	—
Income taxes	1,915,829	1,148,096	198,152	847,538

CHANGES IN
Receivables	(2,444,388)	(1,203,483)	(925,842)	(1,104,559)
Prepaid expenses	(491,882)	(3,333)	(70,262)	(58,081)
Accounts payable	43,641	(8,272)	(13,102)	21,300
Accrued compensation	309,193	85,138	(80,533)	66,347
Accrued expenses	298,785	24,982	(7,076)	282,591
Deferred revenues	1,060,709	580,177	709,122	330,730
Other liabilities	141,860	8,940	(1,545)	72,540

CASH FLOWS FROM OPERATIONS	3,727,288	2,321,919	1,174,177	1,719,025

INVESTING ACTIVITIES
Purchases of property and equipment	(130,673)	(89,351)	(52,496)	(101,756)

FINANCING ACTIVITIES
Net cash transfers to Infoseek Corporation	(3,596,615)	(2,232,568)	(1,121,681)	(1,617,269)

Change in Cash and Cash Equivalents	—	—	—	—
Cash and Cash Equivalents, Beginning of Year	—	—	—	—

Cash and Cash Equivalents, End of Year	$—	$—	$—	$—

SUPPLEMENTAL CASH FLOW INFORMATION
Non-cash investing and financing activity:
Pushdown of purchase accounting related
to The Walt Disney Company’s
acquisition of Infoseek Corporation	$—	$—	$204,840,000	$—

See Accompanying Notes to Financial Statements

ULTRASEEK
(A division of Infoseek Corporation)

NOTES TO FINANCIAL STATEMENTS

1. Description of the Business and Summary of Significant Accounting Policies

     Ultraseek (“Ultraseek”) is the software division of Infoseek Corporation (“Infoseek”), which was a publicly-traded technology company prior to its acquisition by The Walt Disney Company (“Disney”) on November 18, 1999. The software division was incorporated in California as a separate legal entity under the name Ultraseek Corporation on February 2, 2000.

     In March 1997, Ultraseek released its first product, Ultraseek Server, a search software product designed as an easy-to-install, simple-to-manage spider and search engine, utilizing core technology developed for Infoseek Search, such as natural language searching, relevance ranking and automated revisiting of directory information. Ultraseek Server products are distributed directly over the Internet and through value-added resellers who provide installation and customization services.

     In November 1998, Ultraseek launched the Content Classification Engine (“CCE”), an automated tool for building and maintaining browsable topic trees and directories. CCE is a scalable add-on to Ultraseek Server that organizes large intranet or public web site content into categorized browsable topics and enables administrators to maintain those categories automatically.

     Ultraseek offers annual service and support agreements, which provide all updates and upgrades released during the contract period, as well as electronic mail and telephone access to Ultraseek’s customer support staff. Service and support agreements are generally priced at 15% of the list price of the software license; however, a one-time version upgrade service is offered for those customers who do not require regular updates or technical support.

SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
     The accompanying financial statements reflect the carve-out historical results of operations and financial position of Ultraseek, as if Ultraseek had been operating as a separate business.

     Ultraseek has had extensive transactions with Infoseek, and these financial statements reflect the application of the cash management and allocation policies described herein. During fiscal 1999 and 1998, Infoseek managed most treasury activity on a centralized basis. These activities included the investment of surplus cash; the issuance, repayment and repurchase of short-term and long-term debt; and the issuance and repurchase of Common Stock. Infoseek has provided all of the necessary funding for the operations of Ultraseek, including paying all vendors and employees, and has received all of the cash receipts from Ultraseek’s operations since Ultraseek’s inception. The accompanying financial statements treat all transfers between Ultraseek and Infoseek, including cost allocations, as contributions and distributions of equity, and no interest income or expense has been reflected in Ultraseek’s income statements.

     The accompanying balance sheets reflect the assets and liabilities directly attributable to Ultraseek’s operations. Ultraseek’s indirect allocable share of Infoseek’s assets and liabilities has not been reflected as assets and liabilities on the Ultraseek balance sheets, but is instead reflected as equity.

ULTRASEEK
(A division of Infoseek Corporation)

NOTES TO FINANCIAL STATEMENTS

     The income statements include all revenues and costs directly attributable to Ultraseek, including charges for shared facilities, functions and services used by Ultraseek and provided by Infoseek. Certain expenses of Infoseek have been allocated to Ultraseek (see Note 2) on various bases which, in the opinion of management, are reasonable. However, such expenses are not necessarily indicative of expenses that might have been incurred had Ultraseek been operating as a separate business.

Fiscal Year End
      Ultraseek’s results are presented using a fiscal year with 52-week or 53-week periods ending on the Saturday nearest September 30. The fiscal years ended October 2, 1999 and October 3, 1998 comprised 364 days and 368 days, respectively.

Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual result could differ from those estimates.

Revenue Recognition
      Ultraseek’s revenue is derived primarily from two sources: (i) software license revenue, derived primarily from software licenses to end users and resellers, and (ii) service revenue, derived primarily from providing support and maintenance, education and consulting services to end users.

     Revenue from software licenses is recognized upon execution of a contract and completion of delivery obligations, provided the fee is fixed or determinable and the related receivable is collectible. For arrangements with multiple obligations (e.g., deliverable and undeliverable products, maintenance, training and other services), revenue is allocated to each component of the arrangement based on objective evidence of its fair value or for products not being sold separately, the price established by management. Revenue from support and maintenance services is recognized ratably over the contractual period. Payments for support and maintenance fees are generally made in advance and are nonrefundable. Revenue from education and consulting services is recognized as the related services are performed.

      Also included in revenue is the exchange by Ultraseek of software licenses and maintenance and service for advertising space. Revenue from these transactions is recognized when the software license is delivered or the maintenance and services is performed and is recorded at the estimated fair value. The fair value of the license or maintenance and services provided is determined based on historical practice of receiving cash for similar transactions from buyers unrelated to the counterparty in the barter transaction. Revenue for barter transactions in the income statements totaled $180,489 and $16,600 during fiscal 1999 and 1998, respectively. Advertising expense from barter transactions is recorded when advertisements are run and totaled $54,400 and $60,000 during fiscal 1999 and 1998, respectively. Prepaid advertising from barter transactions is recorded as prepaid expenses and totaled $153,731 and $0 at October 2, 1999 and October 3, 1998, respectively.

Research and Development
      Costs associated with the development of computer software are expensed prior to establishment of technological feasibility and capitalized thereafter until the product is available for general release to customers. No software development costs were capitalized during fiscal 1999 or 1998, since costs incurred subsequent to establishment of technological feasibility were not material.

ULTRASEEK
(A division of Infoseek Corporation)

NOTES TO FINANCIAL STATEMENTS

Advertising Costs
      Advertising costs are expensed as incurred. Advertising expense, which is included in sales and marketing in the income statements, totaled $1,145,891 and $44,421 during fiscal 1999 and 1998, respectively. Advertising costs included in prepaid expenses totaled $153,731 at October 2, 1999.

Income Taxes
      Ultraseek was not a taxable entity during fiscal 1999 or 1998, but was included in Infoseek’s tax return. A provision for income taxes has been included in the income statements as if Ultraseek had been a separate taxable entity. Income taxes payable and the future tax consequences of temporary differences in the tax and historical cost bases of Ultraseek’s assets and liabilities have been included in equity in the Ultraseek balance sheets (see Note 4).

Accounting for Stock-Based Compensation
      Employee stock awards under Ultraseek’s compensation plans are accounted for using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. Ultraseek provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” and related interpretations.

Cash and Cash Equivalents
      Cash and cash equivalents consist of cash on hand and marketable securities with original maturities of three months or less. Ultraseek had no cash and cash equivalents during fiscal 1999 or 1998.

Property and Equipment
      Property and equipment are carried at cost. Depreciation is computed on the straight-line method based upon estimated useful lives ranging from 3 to 5 years.

Long-Lived Assets
      Ultraseek accounts for long-lived assets under Statement of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of,” which requires recognition of impairment of long-lived assets, in the event the net book value of such assets exceeds the future discounted cash flows attributable to such assets. To date, no impairment loss has been recognized.

Fair Value of Financial Instruments
      At October 2, 1999 and October 3, 1998, Ultraseek's financial instruments included receivables, accounts payable, and accrued liabilities. The fair values of these financial instruments approximated carrying values because of their short-term nature.

Concentration of Credit Risk
      Financial instruments that potentially subject Ultraseek to concentrations of credit risk primarily consist of trade receivables. Ultraseek generally does not require collateral. Revenues from one customer represented 3% and 15% of Ultraseek’s revenues for fiscal 1999 and 1998, respectively. No other customer accounted for greater than 10% of total revenues in fiscal 1999 or 1998.

ULTRASEEK
(A division of Infoseek Corporation)

NOTES TO FINANCIAL STATEMENTS

Recent Accounting Pronouncements
      In December 1999, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 101 (“SAB 101”) “Revenue Recognition in Financial Statements,” which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Management believes that the impact of SAB 101 will not have a material effect on the financial position or results of operations of Ultraseek.

      In March 2000, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 44 (“FIN 44”), “Accounting for Certain Transactions involving Stock Compensation,” an interpretation of APB Opinion No. 25. FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequences of various modifications to the terms of previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions cover specific events that occur after either December 15, 1998 or January 12, 2000. Management does not expect that the adoption of the provisions of FIN 44 will have a material effect on the financial statements.

2. Cost Allocations
     Infoseek allocates the cost of general and administrative (“G&A”) services, facilities and management information systems to Ultraseek generally based on utilization, or, where determinations based on utilization alone are impracticable, other methods and criteria that management believes are appropriate including allocations based on headcount.

     G&A allocations reflected as general and administrative expense in the Ultraseek income statements include charges for executive administration, financial management, accounting, legal, human resources management, corporate business development and purchasing. Such charges totaled $1,466,864 and $805,925 for fiscal 1999 and 1998, respectively.

     Charges to Ultraseek by Infoseek for facilities were reflected in sales and marketing and research and development expenses in the income statements as follows:

	1999	1998

Sales and marketing	$309,309	$226,568
Research and development	175,227	127,487

      Charges to Ultraseek by Infoseek for management information systems were reflected in sales and marketing and research and development in the income statements as follows:

	1999	1998

Sales and marketing	$77,794	$58,094
Research and development	62,887	32,050

ULTRASEEK
(A division of Infoseek Corporation)

NOTES TO FINANCIAL STATEMENTS

Charges to Ultraseek by Infoseek for a technology license used by both Ultraseek and Infoseek were reflected in royalties expense in the income statements as follows:

	1999	1998

Royalties	$105,631	$90,539

     Infoseek is also obligated under technology agreements for licenses used primarily by Ultraseek’s business, the cost of which has been reflected as prepaid expenses in the balance sheets and royalties expense in the income statements.

3. Property and Equipment

     Property and equipment consists of the following:

	1999	1998

Computer equipment	$189,323	$82,330
Furniture and fixtures	68,670	44,990

	257,993	127,320
Less accumulated depreciation	90,583	27,767
	$167,410	$99,553

4. Income Taxes

Income taxes consist of the following:
	1999	1998

Income before income taxes	$4,701,882	$2,817,688

Income tax provision
Current
Federal	$2,040,912	$1,187,738
State	335,059	194,993

	2,375,971	1,382,731

Deferred
Federal	(395,253)	(201,547)
State	(64,889)	(33,088)

	(460,142)	(234,635)

	$1,915,829	$1,148,096

ULTRASEEK
(A division of Infoseek Corporation)

NOTES TO FINANCIAL STATEMENTS

Components of Deferred Tax Assets

Deferred tax assets
Deferred revenue	$731,656	$299,459
Accrued compensation and other	39,559	11,614

Total deferred tax assets	$771,215	$311,073

     Income taxes payable and the deferred tax assets are reflected in Ultraseek’s balance sheets as a component of equity.

	1999	1998

Reconciliation of Effective Income Tax Rate

Federal income tax rate	35.0%	35.0%
State taxes, net of federal income tax benefit	5.7%	5.7%

	40.7%	40.7%

5. Stock Incentive Plans
     In April 1996, the Infoseek Board of Directors adopted the Discretionary Option Grant Program (“the 1996 Plan”), under which eligible individuals were granted options to purchase shares of Infoseek Common Stock at an exercise price of not less than 85% of fair market value on the grant date. The Infoseek Board of Directors determined the vesting and exercise provisions for all option grants. In general, options vest and become exercisable as to 25% of the shares one-year from the date of grant with the balance vesting ratably each month over the subsequent three years of service. Options expired no later than ten years from the date of grant. The stock options outstanding under the 1996 Plan were replaced by stock options issued by Disney as a result of Disney’s acquisition of Infoseek on November 18, 1999 (see Note 10).

     The following table summarizes information about stock option transactions under the 1996 Plan involving employees of Ultraseek:

	October 2, 1999		October 3, 1998

		Weighted		Weighted
		Average		Average
	Options	Exercise	Options	Exercise
		Price		Price

Outstanding, beginning of period	281,110	$11.83	210,063	$3.90
Granted	165,300	42.51	160,890	16.80
Exercised	62,619	8.05	72,030	2.49
Canceled	1,796	11.71	17,813	1.11

Outstanding, end of period	381,995	$25.72	281,110	$11.83

Exercisable, end of period	85,452	$11.93	14,139	$5.02

     The following table summarizes information about stock options under the 1996 Plan involving employees of Ultraseek outstanding at October 2, 1999:

ULTRASEEK
(A division of Infoseek Corporation)

NOTES TO FINANCIAL STATEMENTS

	Outstanding			Exercisable

		Weighted
		Average
		Remaining	Weighted		Weighted
		Years	Average		Average
Range of Exercise	Number of	of Contractual	Exercise	Number of	Exercise
Prices	Options	Life	Price	Options	Price

$0.00—$ 5.00	21,660	6.52	$3.54	12,147	$2.77
$5.01—$ 10.00	54,367	7.73	6.13	25,474	6.13
$10.01—$ 15.00	46,417	8.15	10.63	15,672	10.66
$15.01—$ 20.00	66,250	8.61	19.51	21,768	19.53
$20.01—$ 25.00	28,001	8.53	21.56	9,016	21.56
$25.01—$ 30.00	12,000	9.99	29.38	—	—
$30.01—$ 40.00	73,000	9.87	30.24	1,375	31.26
$40.01—$ 45.00	29,300	9.76	43.25	—	—
$45.01—$ 50.00	2,000	9.26	46.88	—	—
$50.01—$ 55.00	12,000	9.36	54.00	—	—
$55.01—$ 60.00	5,000	9.37	57.88	—	—
$60.01—$ 70.00	15,000	9.30	61.56	—	—
$70.01—$ 75.00	12,000	9.41	71.81	—	—
$75.01—$ 80.00	5,000	9.50	76.50	—	—

	381,995	8.00	$25.72	85,452	$11.93

     Ultraseek did not recognize compensation expense in fiscal 1999 or 1998 for its stock-based awards to employees, as there were no options issued to Ultraseek employees with an exercise price less than fair market value at the date of grant.

     In July 1997, the Board of Directors authorized the repricing of options to Ultraseek employees to purchase 106,500 shares of Infoseek Common Stock effective on July 23, 1997 to the then fair market value of $6.13 per share. Under the terms of the repricing, the repriced options maintain the same vesting and expiration terms, except that they may not be exercised until January 9, 1998. Executive officers, consultants and members of the Board of Directors were not eligible to participate in the repricing.

     To comply with the pro forma reporting requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), compensation cost has been estimated for the fair value of the employees’ purchase rights under the Black-Scholes option-pricing model using the following weighted-average assumptions:

	1999	1998

Risk-free interest rate	5.33%	5.36%
Expected years until exercise	5.0	5.0
Expected stock volatility	118%	99%
Dividend yield	0%	0%

     The weighted-average estimated fair value of the options granted to Ultraseek employees during fiscal 1999 and 1998 was $35.57 and $12.88, respectively.

     The following table reflects Ultraseek’s pro forma net income, had Infoseek elected to adopt the fair value approach of SFAS 123, for the stock-based compensation plans, including its stock purchase plan (see Note 6):

ULTRASEEK
(A division of Infoseek Corporation)

NOTES TO FINANCIAL STATEMENTS

	1999	1998

Pro forma net income	$1,901,441	$1,300,918

      These pro forma amounts may not be representative of future disclosures since the estimated fair value of options is amortized to expense over the vesting period, additional options may be granted in future years and the 1996 Plan and the Purchase Plan were discontinued as a result of the November 18, 1999 acquisition of Infoseek by Disney (see Note 10).

6. Employee Stock Purchase Plan
     In April 1996, Infoseek’s Board of Directors adopted the 1996 Employee Stock Purchase Plan (the “Purchase Plan”), which allowed eligible employees to purchase shares of Infoseek Common Stock at semi-annual intervals through periodic payroll deductions. Under the Purchase Plan, Ultraseek employees purchased 4,774 shares and 3,463 shares of Infoseek stock in fiscal 1999 and 1998, respectively.

     The Purchase Plan was implemented in a series of successive offering periods, each with a maximum duration of two years. Eligible employees elected to contribute up to 10% of their base salary towards the purchase of shares (not to exceed 1,000 shares per year for any individual). The per share price of Infoseek Common Stock purchased under the Purchase Plan was equal to 85% of the lower of the fair market value of the Infos eek Common Stock on (i) the commencement date of each offering period or (ii) the specified purchase date.

     Ultraseek did not recognize compensation cost related to employee purchase rights under the Purchase Plan. To comply with the pro forma reporting requirements of SFAS 123, compensation cost has been estimated for the fair value of the employees’ purchase rights by applying the Black-Scholes option-pricing model using the weighted-average assumptions disclosed at Note 5, except that the expected time until exercise is only six months. The pro forma net income impact of the Purchase Plan is also disclosed at Note 5.

     The weighted-average estimated fair value of the employees’ purchase rights under the Purchase Plan granted in fiscal 1999 and 1998 was $23.02 and $6.59, respectively.

     The Purchase Plan was discontinued as a result of Disney’s acquisition of Infoseek on November 18, 1999 (see Note 10).

ULTRASEEK
(A division of Infoseek Corporation)

NOTES TO FINANCIAL STATEMENTS

7. Employee Benefit Plan
     In January 1996, Infoseek adopted the Infoseek Corporation 401(k) Plan (the “401(k) Plan”), which provided retirement and incidental benefits for its eligible employees. Participants in the 401(k) Plan could contribute up to 20% of their annual salary to the 401(k) Plan, subject to certain Internal Revenue Code limitations. Effective January 1, 1999, Infoseek amended the 401(k) Plan to include an employer matching contribution. The maximum annual matching contribution for each employee was $2,000 in the form of Infoseek’s Common Stock. The number of shares contributed pursuant to the amended 401(k) Plan was based on the closing price of Infoseek’s stock on the last trading day of each calendar quarter. Employer contributions to the amended 401(k) Plan vested over a four-year period. As of October 2, 1999, Infoseek had contributed 648 shares attributable to employees of Ultraseek, valued at $36,599, of which approximately 20% had vested.

     The shares outstanding under the 401(k) Plan were replaced by GO.com Common Stock issued by Disney as a result of Disney’s acquisition of Infoseek on November 18, 1999. The 401(k) Plan has remained intact subsequent to the acquisition; however, the employer’s matching contribution has been made using GO.com Common Stock (see Note 10).

8. Software Licenses Used by Ultraseek
     Infoseek maintains a number of third party software license agreements for technology used primarily in Ultraseek Server and related add-on products. These agreements generally have terms of one to five years and require the payment of royalties. The loss of one or more of Infoseek’s third party technology licenses could have a material effect on Ultraseek’s financial position and results of operations.

9. Related Party Sales
     Ultraseek’s software and annual support and update services to Disney totaled sales of $193,760, which is reflected in the financial statements as revenues totaling $166,301 for fiscal 1999 and deferred revenues of $27,459 at October 2, 1999.

10. Subsequent Events
DISNEY
     On November 18, 1999, Disney acquired the remaining interest of approximately 58% in Infoseek that it did not already own. The acquisition was effected by the creation and issuance of a new class of Common Stock, called GO.com Common Stock, in exchange for outstanding Infoseek shares, at an exchange rate of 1.15 shares of GO.com Common Stock for each Infoseek share. In addition, each outstanding option for Infoseek common stock was converted into an option exercisable for 1.15 shares of GO.com Common Stock. As of the effective date, Infoseek and its subsidiaries became a wholly-owned subsidiary of Disney. Disney retained an initial equity interest of approximately 72% in GO.com. Former Infoseek stockholders initially owned the remaining 28%.

ULTRASEEK
(A division of Infoseek Corporation)

NOTES TO FINANCIAL STATEMENTS

      The acquisition was accounted for under the purchase method of accounting and the purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed. Acquired intangible assets related to Ultraseek totaled $203,030,000 at the acquisition date and included developed technology, trademarks, customer base, assembled workforce and goodwill, which are being amortized over estimated useful lives of up to three years.

      The purchase price also included $1.8 million of acquired in-process research and development related to Ultraseek that had not yet reached technological feasibility and had no alternative future use.

INCORPORATION OF ULTRASEEK
     Ultraseek was incorporated in California as a separate legal entity under the name Ultraseek Corporation on February 2, 2000. The articles of incorporation were amended on February 23, 2000 authorizing 20 million shares of Common Stock for issuance, of which 10,750,000 shares have been issued to Infoseek.

ADOPTION OF NEW STOCK INCENTIVE PLAN
      On February 28, 2000, Ultraseek Corporation adopted a stock option plan, under which options for a total of 922,500 shares have been issued and are outstanding. The options have an exercise price of $4.00 per share; a term of ten years; and vest and become exercisable with respect to 25% of the option shares on the effective date of a sale of Ultraseek, and an additional 25% on each of the first three anniversaries of such date, provided that the optionee is employed by Ultraseek or its successor (or an affiliate thereof) on each of such dates. Notwithstanding the foregoing, if a sale of Ultraseek does not occur by August 31, 2000, the options shall terminate and be of no further force or effect. If the fair value of the Common Stock is greater than the exercise price upon the sale of Ultraseek a compensation charge equal to the difference between the fair value and the exercise price will be recognized. This compensation expense will be amortized over the vesting period.

PENDING SALE OF ULTRASEEK STOCK
      On June 7, 2000, Infoseek Corporation signed an agreement to sell its stock in Ultraseek Corporation to Inktomi Corporation for $317.5 million. The sale is subject to regulatory approval and other customary closing conditions.